Exhibit 10.7

[Localiza MFA logo]


                      NOTICE REGARDING CONSENT OF ANDERSEN


     Localiza Master Franchisee Argentina S.A. ("MFA") dismissed Pistrelli, Dyaz y Associados ( "Pistrelli"), a former member firm of Andersen S/C, as its independent auditors on July 1, 2002. The Company has been unable to obtain Pistrelli's written consent to the inclusion of Pistrelli's report of independent public accountants on the financial position at December 31, 2001 and the results of operations and cash flows of MFA for the two years ended December 31, 2001. Under these circumstances, Rule 437(a) under the Securities Act permits the Company to file this Annual Report on Form 20-F without Pistrelli's written consent. Because Pistrelli has not consented to the inclusion of its report in this Annual Report on Form 20-F, which is incorporated by reference in the Registration Statements, you may have no effective remedy against Pistrelli under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Pistrelli, or any omissions to state a material fact required to be stated therein. In addition, the ability of Pistrelli to satisfy any claims (including claims arising from its provision of auditing and other services to MFA) may be limited as a practical matter due to the recent events regarding Andersen and Pistrelli, as its former member firm.


                                         Buenos Aires, June 30, 2003


                                         LOCALIZA MASTER FRANCHISEE S.A.

                                         /s/ Leonardo Federici Guedes
                                         -------------------------------
                                         Name: Leonardo Federici Guedes
                                         Title: President